UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 23, 2022, Akerna Corp., a Delaware corporation (the “Company”), and Oppenheimer & Co. Inc., or Oppenheimer, and A.G.P./Alliance Global Partners, or A.G.P. mutually terminated the Equity Distribution Agreement (the “Distribution Agreement”) between the parties dated July 23, 2021. The Distribution Agreement provided that the Company may sell shares of its common stock, from time to time, for up to $25,000,000 in aggregate sales proceeds, through an “at the market” equity offering program under which Oppenheimer or A.G.P. acted as sales agent and/or principal (the “2021 ATM Program”). 2,372,572 shares of the Company’s common stock with an aggregate gross purchase price of $2,669,473 were sold under the Distribution Agreement that has been terminated. As a result of the termination of the Distribution Agreement, the Company will not offer or sell any additional shares under the 2021 ATM Program.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2022, the Board of Directors of the Company voted to amend the Bylaws of the Company to amend Section 6 of the Bylaws regarding the requirements for quorum at a meeting of the stockholders of the Company from a majority of voting stock to one-third of the voting stock.

Section 6 which previously read in its entirety:

“Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

was amended to read (amendments underlined):

“Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of one-third of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.”

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 20, 2022, the Company reconvened the Company’s special meeting of stockholders (the “Special Meeting”) which was previously adjourned from August 30, 2022. 38,512,127 shares of common stock (including 3,369 common stock equivalent votes represented through our special voting share) were present at the Special Meeting in person or by proxy, which did not constitute a quorum. At the Special Meeting, the Special Meeting was cancelled due to lack of quorum. The Company anticipates calling a new Special Meeting of the stockholders to consider a reverse stock split following the closing of the issuance of Preferred Stock as described in Item 1.01 above. The Company notes that the reverse stock split was heavily favored by those stockholders that voted their proxies for the Special Meeting having received 33,305,452 votes FOR and only 5,117,008 votes AGAINST prior to the Special Meeting being cancelled for lack of quorum.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Bylaws Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 26, 2022	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer

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